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                                                                    Exhibit 10.3


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between STANADYNE AUTOMOTIVE CORP. (the "Company"), and ________________ (the "Executive"), dated as of July 22, 1996 (this "Agreement"), amends and restates in its entirety that certain Employment Agreement, dated as of February 10, 1989, between Stanadyne Automotive Corp. (the "Company") and Michael H. Boyer (the "Executive"), as amended by Amendment No. 1 to Employment Agreement dated as of October 1, 1992.

                                   RECITALS:

     The Company, on behalf of itself and its shareholders, wishes to assure that the Company will have the continued dedication of the Executive, undiminished by fear of insecurity as to his position. The Board of Directors of the Company (the "Board") believes it is imperative to eliminate such distraction of the Executive and to encourage his attention and dedication to his assigned duties. The Board also considers it to be in the best interests of the Company to foster the continued employment of the Executive in the event of a possible change in control of the Company. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction, and the Board has determined, and the Executive has agreed, that he shall receive certain severance benefits in the event his employment with the Company is terminated subsequent to a change in control of the Company. Therefore, the Board has caused the Company to enter into this




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Agreement (i) to provide the Executive with a measure of protection against such fears, (ii) to provide such protection in a manner competitive with that of other major corporations, and (iii) to make other changes in the terms of the aforementioned Employment Agreement and Amendment No. 1 to Employment Agreement which the Board believes necessary.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Operation of Agreement. The "Effective Date" shall be the actual closing date of the Agreement of Purchase and Sale relating to the purchase of substantially all of the business and assets of the Diesel Systems Division and Precision Products Division of Stanadyne, Inc., dated as of February 10, 1989, between Stanadyne Automotive Corp. Inc., and Stanadyne, Inc. If such closing does not occur, the Company and the Executive shall have no obligations hereunder and this Agreement shall terminate and be void and of no further force or effect.

     2. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the earlier to occur of (i) the date twenty-four (24) months after such date; and
(ii) the day of the actual retirement of the Executive, under circumstances entitling him to receive normal retirement benefits under the Company's Salaried Pension Plan (the "Employment Period"); provided that the Employment Period and any extended


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period shall automatically extend for an additional one-year period unless the
Company, not later than thirty (30) days from the end of such period or extended period, gives the Executive notice that such period or extended period will not be extended. As hereinafter used in this Agreement, the term "Employment Period" refers to the extended period of employment under this Agreement as it may be extended pursuant to the proviso clause in the preceding sentence.

     3. Position and Duties.

     (a) During the Employment Period, (i) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at Stanadyne, Inc. at any time during the ninety (90) day period immediately preceding and including the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive, and (ii) the Executive's services shall be performed at the location where the Executive was employed by Stanadyne, Inc. immediately preceding the Effective Date or any office or location less than thirty-five (35) miles from such location, subject to reasonable requirements of travel to other locations of the Company's facilities.

     (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and

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efficiently such responsibilities.

     4. Compensation.

     (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary at a monthly rate at least equal to the highest monthly base salary paid to the Executive by Stanadyne, Inc., during the twelve
(12) month period immediately preceding the month in which the Effective Date occurs. As hereinafter used in this Agreement, the term "Base Salary" refers to the annual base salary of the Executive as it may be increased from time to time during the Executive's employment by the Company. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase.

     (b) Incentive, Savings and Retirement Plans. In addition to the Base Salary payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans and programs generally applicable to other key executives (including, but not limited to the Management Profit Sharing Plan for Executive Personnel), and to participate in the Management Equity Participation Promotion Plan.

     (c) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the


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Company, including, without limitation, all medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs of the Company in each case comparable to those plans of Stanadyne, Inc. in effect at any time during the ninety (90) day period immediately preceding the Effective Date which would be most favorable to the Executive or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

     (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies and procedures of Stanadyne, Inc. in effect at any time during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

     (e) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive by Stanadyne, Inc. at any time during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive.

     (f) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable policies of Stanadyne, Inc. as in effect at any time during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as in


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effect at any time thereafter with respect to other key executives.

     5. Termination.

     (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Company may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Company shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"), provided that, within 180 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than twenty-six (26) weeks from its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement to acceptability not to be withheld unreasonably).

     (b) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement "Cause" means (i) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its consolidated subsidiaries; (ii) repeated violations by the Executive of the Executive's obligations to the Company or any of its consolidated subsidiaries under Section 3 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied after the receipt of notice from the Company or any


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of its consolidated subsidiaries; or (iii) the conviction of the Executive of a felony.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

               (i) the assignment to the Executive of (A) any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of the Agreement or as in effect immediately preceding a Change in Control (as hereinafter defined); or (B) any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than as described in Section 3(a)(ii) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

               (iv)  any purported termination by the Company of the


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          Executive's employment otherwise than as permitted by this Agreement;
          or

               (v)  any failure by the Company to comply with and satisfy
          Section 10(c) of this Agreement.

     (d) Termination of Employment Following a Change in Control. If a Change in Control (as hereinafter defined) shall occur while the Executive is employed by the Company, and the Executive's employment with the Company, whether pursuant to this Agreement or otherwise, is terminated on or within three (3) years after such a Change in Control (unless such termination is (i) because of the death or retirement of the Executive, (ii) by the Company for Cause or Disability, or (iii) by the Executive other than for Good Reason), then the Executive shall be entitled to the benefits provided in Section 6(e) herein.
In the event that the Company gives the Executive notice pursuant to Section 2 of this Agreement that the extended period of the Executive's Employment Period under this Agreement will not be extended, and the Agreement shall terminate, but the Executive shall continue to be employed by the Company, the provisions of Section 6(e) shall survive the termination of this Agreement and shall continue to be applicable for so long as the Executive is employed by the Company. If the Company gives such contract termination notice and, on or within three (3) years after a Change of Control, the Executive's employment with the Company is terminated (unless such termination is (i) because of the death or retirement of the Executive, (ii) by the Company for Cause or Disability, or (iii) by the Executive other than for Good Reason), the Executive shall be entitled to the benefits provided in Section 6(e) herein, provided that the


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Executive was employed by the Company at the time of such Change of Control.
For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) there is an acquisition by an unrelated party of 50% or more of the voting securities of the Company or of any company or other business entity which directly or indirectly controls the Company; or (ii) there is a merger or consolidation of the Company with or into another entity whereby Metromedia Company is no longer directly or indirectly the controlling shareholder of the Company; or (iii) a plan of complete liquidation of the Company is instituted or there is an agreement for the sale or disposition by the Company of all or substantially all of its assets or stock; or (iv) there is an equity holder with an interest in the Company or in any company or other business entity which directly or indirectly controls the Company in excess of 20% (or a company or other business entity with whom the Company has had discussions and as a direct result thereof such company or other business entity expresses an intent to take such an interest) and such holder, or company or other business entity, as the case may be, (A) recommends the termination of the Executive without Cause and as a direct result thereof the Company terminates the Executive's employment without Cause or (B) recommends any action which would constitute or result in Good Reason and as a direct result thereof the Company takes an action which constitutes or results in Good Reason and the Executive terminates his employment for Good Reason; or (v) a company or other business entity has discussions with the Company and expresses an intent to take an interest in excess of 20% in the Company or in any company or other business entity which directly or indirectly controls the Company and, before such discussions are


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terminated and as a direct result of such discussions, (A) the Company recommends to such company or other business entity that the Company (x) terminate the Executive's employment without Cause or (y) take an action which constitutes or results in Good Reason, (B) such company or other business entity agrees with the Company's recommendation and (C) the Company terminates the Executive's employment without Cause or takes an action which constitutes or results in Good Reason and the Executive terminates his employment for Good Reason.

     (e) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason before or following a Change in Control shall be communicated by Notice of Termination to the other party hereto in accordance with Section 11(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).

     (f) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination. If the Company gives the Executive notice pursuant to Section 2 of this Agreement that the Executive's employment under this


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Agreement will not be extended, and the Executive's employment with the Company does not continue beyond the date on which the extended period of employment under this Agreement ends, the Date of Termination shall be the date on which the extended period of employment under this Agreement ends. If the Company gives the Executive notice pursuant to Section 2 of this Agreement that the Executive's employment under this Agreement will not be extended, and the Executive's employment with the Company continues beyond the date on which the extended period of employment under this Agreement ends, the Date of Termination shall be the date in which such continued employment ends.

     6. Obligations of the Company Upon Termination.

     (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned by the Executive hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by Stanadyne, Inc. to surviving families of its executives under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives and their families.

     (b) Disability.  If the Executive's employment is terminated by reason


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of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive hereunder as of the Disability Effective Date. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by Stanadyne, Inc. to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect at any time during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

     (c) Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, and shall have no further obligations to the Executive under this Agreement.

     (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

          (i) the Company shall, unless otherwise provided herein, pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                A)   to the extent not theretofore paid, the Executive's Base


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                     Salary through the Date of Termination at the rate in
                     effect on the Date of Termination; and any bonus payments earned during the last full fiscal year ending during the Employment Period which are not payable until after the Date of Termination, which shall be paid to the Executive after the Date of Termination promptly and in accordance with the Company's bonus plans.

                B) an amount equal to the product of (i) the amount of any cash bonus paid (or deferred) pursuant to the Company's Management Profit Sharing Plan for Executive Personnel plus the amount of any other cash bonus paid to the Executive for the last full fiscal year ending during the Employment Period (or, if applicable, the last full fiscal year of Stanadyne, Inc. ending immediately prior to the Employment Period) and (ii) a fraction, the numerator of which is the Executive's number of days of employment in the fiscal year ending on the Termination Date and the denominator is 365;

                C) an amount equal to the Executive's Base Salary at the rate in effect on the Date of Termination;

                D) in the case of compensation previously deferred by the Executive, all amounts previously deferred and not yet paid by the Company; and


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                E)   any amount due the Executive under any other separation or severance pay plan of the Company; and

                (ii) for the remainder of the Employment Period, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Section 4(c) of this Agreement if the Executive's employment had not been terminated, other than salary continuation, if and as in effect at Stanadyne, Inc. at any time during the ninety
                     (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families.

     (e) Change in Control. If a Change in Control shall occur while the Executive is employed by the Company, and the Executive's employment with the Company, whether pursuant to this Agreement or otherwise, is terminated on or within three (3) years after such a Change in Control (unless such termination is (i) because of the death or retirement of the Executive, (ii) by the Company for Cause or Disability, or (iii) by the Executive other than for Good Reason):

                (i) The Company shall pay to the Executive the following amounts on the Date of Termination, except as otherwise specified below, and provide to the Executive the following benefits:

                (A) to the extent not theretofore paid, the Executive's Base Salary through and including the Date of Termination at the rate in effect on the Date of Termination; and any bonus payments earned during the last full fiscal year


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                     ending during the Employment Period which are not payable
                     until after the Date of Termination, which shall be paid to the Executive after the Date of Termination promptly and in accordance with the Company's bonus plans.

                (B) an amount equal to the product of (i) the amount of any cash bonus paid (or deferred) pursuant to the Company's Management Profit Sharing Plan for Executive Personnel plus the amount of any other cash bonus paid to the Executive for the last full fiscal year ending during the Employment Period and (ii) a fraction, the numerator of which is the Executive's number of days of employment in the fiscal year ending on the Date of Termination and the denominator is 365;

                (C) an amount equal to three times the Executive's current Base Salary, plus three times the average amount paid to the Executive over the prior three (3) years in connection with the Company's Management Profit Sharing Plan for Executive Personnel. The aforementioned amounts shall be payable as follows: one-third payable on the Date of Termination, one-third payable on the first anniversary of the Date of Termination and one-third payable on the second


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                     anniversary of the Date of Termination;

                (D) in the case of compensation previously deferred by the Executive, all amounts previously deferred and not yet paid by the Company;

                (E) For one year following the Date of Termination, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive at no increase in the rate or amount of contribution by the Executive and/or his family (other than an increase resulting from a change to the welfare benefit plan(s) of the Company in which the Executive is a participant) all benefits under each welfare benefit plan of the Company, including, without limitation, all medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs of the Company as in effect on the Date of Termination; and

                (F) for the shorter of one year or the remainder of the term of the lease relating to the Executive's automobile, payments with respect to the Executive's automobile. At such time, the Executive will have the right to purchase such vehicle for the residual value of the lease in accordance with the terms and provisions of such lease


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                     agreement.

     The provisions of this Section 6(e) shall be applicable on or after a Change of Control has occurred but not prior thereto.

     7. Non-Exclusivity of Rights; Non-Mitigation. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, at or subsequent to the Date of Termination, shall be payable in accordance with such plan or program. The Executive shall not be required to mitigate the amount of any payments made to the Executive under this Agreement by seeking other employment or otherwise.

     8. Certain Reduction of Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be subject to the excise tax ("Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) if such reduction would result in the Executive retaining a larger amount, after-taxes, including the Excise Tax, than if


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the Executive received all of the Agreement Payments, and the aggregate present value of the Payments other than Agreement Payments ("Other Payments") shall also be reduced (but not below zero) if such reduction would result in the Executive retaining a larger amount after taxes, including the Excise Tax, than if the Executive received all of the Other Payments.

     All determinations required to be made under this Section 8 shall be made by the Company's independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the Date of Termination of employment of the Executive or such earlier time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Agreement Payments or Other Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 8, provided that, if the Executive does not make such determination within ten (10) business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Agreement Payment or Other Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 8 and shall notify the Executive promptly of such election.
Within five (5) business days after the determination by the Executive or the Company, as applicable, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts, if any, as become due to the


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Executive under this Agreement.

     As a result of the uncertainty in the application of section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments or Other Payments, as the case may be, will have been made by the Company which should not have been made (an "Overpayment") or that additional Agreement Payments or Other Payments, as the case may be, which will have not been made by the Company could have been made (an "Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in section 1274(c) of the Code (the "Applicable Federal Rate"); provided, however, that no amount shall be payable by the Executive to the Company (or if paid by the Executive to the Company shall be returned to the Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the Applicable Federal Rate; provided, however, that no amount shall be payable by the Executive to the Company (or if paid by the Executive to the Company shall be returned to the Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under section 4999 of the Code.


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     9. Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its respective business which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     10. Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive' s legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore


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defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     11. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     (b) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive:

             Michael H. Boyer
             36 Long Hill Drive
             Somers, CT   06071

             If to the Company:

             Stanadyne Automotive Corp.
             92 Deerfield Road
             Windsor, Connecticut 06095
             Attention: William D. Gurley


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


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     (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (e) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (f) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (g) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

     (h) If the Executive or his legal representative institutes a law suit or legal proceeding to enforce, or obtain damages for the breach of, any of the Executive's or such legal representative's rights under this Agreement and obtains a judgment in his or its favor, then the Company shall pay, in addition to all amounts payable under such judgment, the reasonable attorneys' fees incurred by the Executive or his legal representative in such law suit or other legal proceeding.


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





     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                  EXECUTIVE



                                  ________________________
                                  Name of Executive


                                  STANADYNE AUTOMOTIVE CORP.


                                  By: ______________________
                                      Stuart Subotnick
                                      Director




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